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                                   EXHIBIT 23
                              INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-17429) pertaining to the 1995 Stock Option Plan, the 1996 Equity Participation Plan and the 1997 Employee Stock Purchase Plan of DIGEX, Incorporated, of our report dated February 24, 1997, with respect to the financial statements of DIGEX, Incorporated included in the Annual Report (form 10-KSB) for the year ended December 31, 1996.

                                                        /s/ Ernst & Young LLP

Baltimore, Maryland
March 26, 1997